UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 18, 2008

FOSTER WHEELER LTD.

(Exact Name of Registrant as Specified in Its Charter)

Bermuda	001-31305	22-3802649
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Perryville Corporate Park, Clinton, New Jersey		08809-4000
(Address of Principal Executive Offices)		(Zip Code)

(908) 730-4000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On December 18, 2008, Foster Wheeler Ltd. (the “Company”), certain of its subsidiaries (the “Subsidiaries”), including Foster Wheeler AG (“FW AG”), and BNP Paribas, as Administrative Agent, entered into an amendment (the “Amendment”) of the Credit Agreement, dated as of September 13, 2006 (as modified and supplemented and in effect from time to time, the “Credit Agreement”), among the Company, the Subsidiaries, BNP Paribas and the other lenders party thereto. The Amendment includes a consent of the lenders under the Credit Agreement to the previously announced proposed redomestication of the Company to Switzerland. In addition, the Amendment reflects the addition of FW AG as a guarantor of the obligations under the Credit Agreement and reflects changes relating to FW AG becoming the ultimate parent of the Company and its subsidiaries upon completion of the redomestication. The Amendment provides that it will become effective upon consummation of the redomestication. A copy of the Amendment is attached hereto as Exhibit 10.1 and incorporated into this Item 1.01 by reference, and the foregoing summary of the Amendment is qualified in its entirety by reference to Exhibit 10.1.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

	10.1	Amendment No. 3 to Credit Agreement, dated as of December 18, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOSTER WHEELER LTD.

	By:	/s/Peter J. Ganz
DATE: December 22, 2008		Name: Peter J. Ganz
Title: Executive Vice President, General Counsel and
Secretary

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment No. 3 to Credit Agreement, dated as of December 18, 2008.